Exhibit 99.1

RE: NN, Inc.

207 Mockingbird Lane

3rd Floor

Johnson City, TN 37604

FOR FURTHER INFORMATION:

AT ABERNATHY MACGREGOR

Claire Walsh

(General info)

(212) 371-5999

FOR IMMEDIATE RELEASE

April 3, 2018

NN, INC. ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE PARAGON MEDICAL

Johnson City, TN April 3, 2018 –NN, Inc., (NASDAQ: NNBR) a diversified industrial company, today announced that it has entered into a definitive agreement to acquire PMG Intermediate Holding Corporation, the parent company of Paragon Medical, Inc. for $375 million in cash. Paragon Medical is a medical device manufacturer which focuses on the orthopedic, case and tray, implant and instrument markets. NN anticipates the transaction will close in the second quarter of 2018 and is subject to customary closing conditions and regulatory approval. Additional information about the transaction can be found in the supplemental deck on NN’s website, www.nninc.com. SunTrust Robinson Humphrey is acting as the financial advisor to NN, and Bass, Berry & Sims PLC is serving as the legal advisor to NN.

Paragon Medical creates partnerships with its customers by providing premier engineering from inception of a project to its completion. Paragon works with customers in the development of value engineered products that meet the demands of a changing global market.

Tobias Buck, President, CEO and Founder of Paragon Medical commented, “Combining our great franchise with NN under their Life Sciences division is an exciting opportunity for Paragon’s customers and associates. NN’s focus on delivering engineered solutions that help their customers bring new products to market aligns perfectly with Paragon’s core mission and values. The combined company creates a dynamic portfolio that meets our customers’ needs across a broad platform of end markets and product offerings.”

Richard Holder, President and CEO of NN commented, “I look forward to welcoming the Paragon team to the NN family. The acquisition of Paragon Medical fits perfectly with our strategic plan and stated goal of expanding our life sciences portfolio. Paragon strengthens our technical abilities, expands our product and finished device offerings, and adds key talent across our organization that will help us continue to drive growth in our end markets.”

NN, Inc., a diversified industrial company combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. NN has 44 facilities in North America, Western Europe, Eastern Europe, South America and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending and completed transactions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses or the possibility that the Company will be unable to execute on the intended redeployment of proceeds from a divestiture, whether due to a lack of favorable investment opportunities or otherwise.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements make in this press release, whether as a result of new information, future events or otherwise.